Exhibit 4.1

Name of Company:

Agroz Inc.

Number:

[    ]

Shares:

-[            ]-

Issued to:

[            ]

Dated

Transferred from:

AGROZ INC.

Number	Shares
-[ ]-	-[ ]-

Incorporated under the laws of the Cayman Islands

THIS IS TO CERTIFY THAT [                    ] is the registered holder of [                    ] Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the              day of              by:

DIRECTOR